UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 11, 2019
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On January 10, 2019, First Citizens BancShares, Inc.'s bank subsidiary, First-Citizens Bank & Trust Company ("FCB"), and First South Bancorp, Inc. ("First South Bancorp") announced that they had entered into a definitive merger agreement. The agreement provides for the acquisition of Spartanburg, South Carolina-based First South Bancorp by FCB.

The agreement has been unanimously approved by the Boards of Directors of both companies. The transaction is anticipated to close as soon as the second quarter of 2019, subject to the receipt of regulatory approvals, the approval of First South Bancorp's shareholders and the satisfaction of other customary closing conditions.

Under the terms of the agreement, cash consideration of $1.15 per share will be paid to the shareholders of First South Bancorp for each share of its outstanding common stock.

A copy of the joint press release issued by FCB and First South Bancorp announcing the proposed transaction is attached as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits. The following exhibit accompanies this report.

Exhibit No.	Description

99.1	Joint press release dated January 10, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	January 11, 2019	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer